                 ASSET PURCHASE AGREEMENT

                        BY AND AMONG

             SUPERIOR ORTHOPAEDIC SUPPLIES, INC.
                  a Tennessee corporation,

             HERBERT ALLEN HUGHES, HERBERT ALLEN
             HUGHES, JR., THOMAS WEBSTER HUGHES,
                             AND
        BETTY D. HUGHES, the Shareholders of SUPERIOR,

                             and

                  DYNATRONICS CORPORATION,
                     a Utah corporation






                            Dated
                       APRIL 29, 1996

                  ASSET PURCHASE AGREEMENT

     THIS ASSET PURCHASE AGREEMENT is dated April 29, 1996, effective May 1, 1996, by and among Superior Orthopaedic Supplies, Inc., a Tennessee corporation ("Superior"), Dynatronics Corporation, a Utah corporation ("Purchaser"), Herbert Allen Hughes, Jr., an individual resident of the State of Tennessee (sometimes referred to individually herein as "HAH"), Thomas Webster Hughes, an individual resident of the State of Tennessee (sometimes referred to individually herein as "TWH"), Herbert A. Hughes, an individual resident of the State of Georgia and Betty D. Hughes, an individual resident in the State of Georgia, (collectively herein as the "Sellers").

                          RECITALS:

     A. Superior was dissolved by filing of Articles of Dissolution with the Secretary of State of the State of Tennessee on April 23, 1996 (the "Articles of Dissolution") and its assets distributed to HAH, a 47.5 percent interest, TWH, a 47.5 percent interest, and Herbert A. Hughes and Betty
D. Hughes, as joint tenants, a 5 percent interest, as tenants in common, in exchange for and in full redemption of all of the common stock of Superior and certain of its liabilities assumed by Sellers, jointly and severally, pursuant to such Articles of Dissolution;

     B. Sellers are engaged in the business of developing, manufacturing, assembling and selling medical consumables and related equipment in the physical medicine and health care industries (which assets, business and related goodwill are hereinafter referred to as the "Acquired Business");

     C. As of the filing of the Articles of Dissolution, Sellers were the sole shareholders of all of the issued and outstanding common stock of Superior;

     D. Purchaser is a Utah corporation engaged in the manufacture, marketing and sale of products in the physical medicine and physical therapy markets;

     E. Purchaser desires to acquire all of the assets used or useful in the Acquired Business in exchange for cash and shares of unregistered voting common stock of Purchaser;

     F. Sellers desire to sell the Assets (hereinafter defined) comprising the Acquired Business for cash and shares of unregistered voting common stock of Purchaser;

     G. Prior to the filing of the Articles of Dissolution by Superior, this Agreement and its performance by Superior were authorized, approved, and recommended by the board of directors of Superior, and authorized and approved by the requisite affirmative vote of the Sellers; and

     H. This Agreement and its performance by Purchaser have been authorized and approved by the board of directors of Purchaser and do not require the approval of the shareholders of Purchaser.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions hereinafter set forth and intending to be legally bound, the parties hereby agree as follows:

                          ARTICLE I
                         DEFINITIONS

     1.1 "Acquired Business" shall have the meaning set forth in the second recital of this Agreement.

     1.2 "Acquired Intellectual Property" shall mean all patents, patent applications, trade secrets, know-how, copyrights, trademarks and service marks specified on Exhibit
1.2 that have been designated as being acquired by Purchaser.

     1.3 "Acquired Leases" shall mean those leases, permits, rights and privileges specified on Exhibit 1.3 that have been designated as being acquired by Purchaser.

     1.4 "Affiliate" shall mean any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Person specified.

     1.5  "Agreement" shall mean this Asset Purchase
Agreement, including the exhibits and schedules attached hereto.

     1.6 "Assets" shall mean all of the assets of every nature and description which constitute the Acquired Business including, but not limited to, those described in Exhibit 1.6.

     1.7 "Assumed Liabilities" shall mean the obligations of Sellers which are listed on Exhibit 1.7 attached hereto which shall be assumed by Purchaser in amounts not to exceed those set forth on Exhibit 1.7. Purchaser shall have no obligation for or assume any liability that is not listed on such Exhibit.

     1.8 "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in Salt Lake City, Utah are required or authorized to close.

     1.9  "CERCLA" shall mean the Comprehensive Environmental
Response, Compensation and Liability Act of 1980, as amended,
42 U.S.C. 9601 et seq.

     1.10 "Closing" shall have the meaning set forth in
Section 2.1.

     1.11 "Closing Date" shall have the meaning set forth in
Section 2.1.

     1.12 "ERISA" shall mean the Employee Retirement Income
Security Act of 1974, as amended.

     1.13 "Environmental Laws" shall mean RCRA, CERCLA and all other state, federal or local laws (including common laws), rules, regulations, statutes, charters, ordinances, binding interpretations, binding policies, permits, orders, court orders or consent decrees relating to air, soil, subsoil, or water quality, hazardous waste, solid waste, hazardous substances or any other environmental matters which pertain to, govern or otherwise regulate any of the following activities, including without limitation (a) the emission, discharge, release, threat of release, or spilling of any substance into the air, surface water, groundwater, soil or substrata; (b) the manufacturing, processing, sale, generation, treatment, storage, disposal, labeling or other management of any waste, hazardous substance, toxic substance, toxic waste, or hazardous waste as may be defined as such by any applicable environmental law; or (c) the use or exposure to any material referred to in Subsection (b) of this definition in any manner which might adversely effect human health.

     1.14 "GAAP" shall mean generally accepted accounting principles.

     1.15 "Hazardous Substance" shall mean any hazardous substance, hazardous material or hazardous waste or any variation thereof, as defined or listed in any Environmental
Law, including but not limited to CERCLA.

     1.16 "Liability" shall mean any direct or indirect indebtedness, liability, potential transferee liability, adverse claim, loss, damage, fine, penalty, deficiency, obligation or responsibility, whether known or unknown, fixed or unfixed, conditional or unconditional, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise (including, without limitation, reasonable fees and expenses of counsel related to any of the foregoing).

     1.17 "Lien" shall mean any mortgage, pledge, lien, encumbrance, charge, option, deed of trust, security interest, claim, restriction, easement, title deed or any other encumbrance of any type whatsoever, whether imposed by law, contract or otherwise.

     1.18 "Person" shall mean any natural person, corporation, general partnership, limited partnership, trust, union, association, court, agency, government, tribunal, instrumentality, commission, arbitrator, board, bureau, or other entity or authority.

     1.19 "RCRA" shall mean the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq.

     1.20 "Records" shall mean and include all agreements, documents, maps, books, records (including personnel records), data, studies, journals, drawings, specifications and files in the possession of Superior or the Sellers relating to the Acquired Business, whether maintained on hard copy, microfiche or other data storage media or computer or magnetic tapes, disks or other computer storage device.

     1.21 "Taxes" shall mean all income, gross receipts, profits, franchise, sales, use, occupation, property, employment, severance, production, excise, stamp, transfer, workers' compensation, social security, withholding or similar taxes and any other tax or other governmental fee or charge of any nature whatsoever imposed by any country or political subdivision thereof.

                         ARTICLE II
              PURCHASE AND SALE; CONSIDERATION

     2.1 Closing. The closing of the transactions contemplated herein (the "Closing") shall take place at the offices of Purchaser located at 7030 Park Centre Drive, Salt Lake City, Utah 84121, or at such other location as the parties shall mutually agree, at 10:00 a.m. Mountain Standard Time, on April 29, 1996 or on such other day or at such other place as the parties may mutually agree upon in writing (the "Closing Date"), with an effective date of May 1, 1996 (the "Effective Date").

     2.2 Transactions at Closing. Subject to the fulfillment of the conditions precedent specified herein by the Closing
Date or the waiver of such conditions at the Closing:

          (a) Sellers shall, at the Closing on the Closing Date, by bills of sale, assignments, deeds, leases, licenses, contracts and other appropriate documents reasonably satisfactory to counsel for Purchaser, transfer to Purchaser the Assets, free and clear of any Lien except the Acquired Leases; simultaneously with such delivery, Sellers will take all such steps as may be requisite to put the Purchaser in actual possession and operating control of the Acquired Business as of the Effective Date;

          (b) Purchaser shall assume the Assumed Liabilities described in Exhibit 1.7 and the Acquired Leases described in
Exhibit 1.3 by executing and delivering appropriate instruments of conveyance and assumptions;

          (c) Purchaser shall purchase and accept the Assets from Sellers and Purchaser shall deliver the consideration therefor as set forth in Section 2.3; and

          (d) The parties shall execute and deliver, or cause to be executed and delivered, the following:

               (i)  Employment Agreements between Purchaser
     and HAH and TWH in the form of Exhibits 2.2(d)(i)A and 2.2(d)(i)B, respectively; and

               (ii) Registration Rights Agreement between
     Purchaser and Superior in the form of Exhibit 2.2(d)(ii)
     ("Rights Agreement");

               (iii) Appropriate bills of sale or other instruments of conveyance reasonably required to transfer title to the Assets to Purchaser; and

               (iv) The other documents referred to herein that are required to be delivered at Closing and such other documents as either party may reasonably request.

     2.3 Consideration for the Assets. At Closing, the purchase price for the Assets shall be paid as follows:

          (a) Issuance of Purchaser's Shares. Purchaser shall issue and cause to be delivered to Sellers four hundred forty thousand (440,000) shares of Purchaser's restricted unregistered voting common stock (the "Shares") valued at the price of Sixty-five Cents ($.65) per share, calculated based on a public market price of the common stock of Purchaser of $1.03 per share on February 13, 1996, the date the parties agreed in principle to the transactions described herein, discounted due to the restrictions on marketability of the Shares to be delivered to Sellers, the lack of liquidity in the market for the Purchaser's common stock, and the volatility of the market in general for small capital market issuers such as the Purchaser, and Purchaser has delivered to Superior and the Sellers that certain letter dated April 18, 1996 from Joseph Charles & Associates outlining the basis for the foregoing discount and the parties agree that the value of sixty-five cents ($0.65) per share represents the fair value of each of the Shares for purposes of the transactions contemplated hereby;

          (b) Cash. Purchaser shall deliver the sum of five hundred fifty thousand dollars ($550,000), consisting of the fifty thousand dollar ($50,000) cash advance made to Sellers by Purchaser on April 24, 1996, as represented by that certain promissory note of Sellers attached to and by this reference made a part of this Agreement as Exhibit 2.3(b), and a cashier's check or confirmed bank wire transfer for five hundred thousand dollars ($500,000), (the method of payment to be as the parties may mutually agree at or before the Closing), payable to Sellers as tenants in common in same day funds;

          (c) Promissory Note. Purchaser shall execute and deliver its promissory note in the principal amount of five hundred fifty thousand dollars ($550,000) with monthly payments amortized over a ten-year term at seven percent (7%) interest per annum, in the form attached to this Agreement as
Exhibit 2.3(c)(i), by this reference made a part hereof (the "Note"), said Note to be secured by a security interest in that portion of the Assets constituting fixed assets, pursuant to a Security Agreement to be executed and delivered by Purchaser at Closing in the form attached to this Agreement as
Exhibit 2.3(c)(ii) (the "Security Agreement"); and

          (d) Assumption of Assumed Liabilities and Acquired Leases. As additional consideration for the purchase of the Assets, Purchaser shall assume the Assumed Liabilities as stated on Exhibit 1.7 and the Acquired Leases as stated on
Exhibit 1.3 and Purchaser shall not be deemed to have assumed or be liable for any other Liabilities or obligations of Sellers or Superior.

     2.4 Audits. As soon as possible, KPMG Peat Marwick, Purchaser's independent certified public accountants, shall conduct audits (the "Audits") of the financial statements of Superior for the year ended June 30, 1995 and the nine month period ending March 31, 1996 and copies of such audited financial statements of Superior (collectively, the "Audited Financials") shall be promptly delivered to Purchaser.

                         ARTICLE III
    REPRESENTATIONS AND WARRANTIES OF SUPERIOR OR SELLERS

     Superior and Sellers represent and warrant to Purchaser that the following are true and correct as of the date of the Agreement and will be true and correct as of the Effective
Date as if made on such date:

     3.1 Organization and Qualification. Until April 23, 1996, upon the filing of the Articles of Dissolution, Superior was a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and had all requisite corporate power and authority to own and lease its properties and carry on its business. Until the filing of the Articles of Dissolution, Superior was duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the location of its properties or the conduct of its activities required such qualification except where the failure to so qualify would not have had a material adverse effect on the Acquired Business. Exhibit 3.1 lists all states in which Superior was duly qualified to do business. Following the filing of the Articles of Dissolution and through and including the date immediately preceding the Effective Date, Sellers are in lawful possession of and have all requisite power to conduct the Acquired Business as the lawful successors in interest of Superior.

     3.2 Authority Relative to Agreement. Superior and the Sellers have all requisite power and authority to enter into this Agreement and the other agreements contemplated hereby to which they are party and to carry out their obligations hereunder and thereunder, as the case may be. The execution, delivery and performance by Superior of this Agreement and the other agreements contemplated hereby to which Superior is a party have been duly authorized by all requisite corporate action on the part of Superior and by the approval of the Sellers, as shareholders of Superior prior to the filing of the Articles of Dissolution by Superior. This Agreement constitutes, and other agreements contemplated hereby to which Superior and Sellers are parties upon their due execution and delivery by Superior and Sellers will constitute, legal, valid and binding obligations of Superior and Sellers, enforceable in accordance with their terms, except (i) that such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws affecting creditors' rights, and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any such proceedings therefor may be brought. To the best knowledge of Superior and Sellers, no authorization, consent or approval of, or filing with, any public body or authority is necessary to be obtained by Sellers for the consummation by Sellers of the transactions contemplated by this Agreement. No authorization, consent or approval of any third party is necessary for the consummation by Sellers of the transactions contemplated by this Agreement other than those which may be required with respect to any Assumed Liability or Acquired Lease.

     3.3 Acquired Leases. On the Effective Date, the Acquired Leases will be in full force and effect and enforceable in accordance with their terms and, to the best knowledge of Sellers and Superior, there will exist no default or event of default or event, occurrence, condition or act that with the giving of notice, the lapse of time or the happening of any other event or condition, would become a default or event of default thereunder.

     3.4 Environmental Matters. To the best knowledge of Superior and Sellers, Sellers are and at all times Superior has been, in compliance with, in all material respects, and there has been no violation by Superior or Sellers of, any Environmental Laws applicable to the Acquired Business. There is no pending or, to the best knowledge of Sellers and Superior, threatened lawsuit or administrative proceeding before any governmental entity against Superior or Sellers with respect to environmental compliance, control or liability relating to the Assets or Acquired Business and neither Superior nor Sellers have knowledge of any facts or circumstances that could form the basis of a claim, citation or allegation against Superior or Sellers for a violation of, or alleging liability under, any Environmental Laws.

     3.5  Employment Relations and Benefits.

          (a)  There is no labor union that claims to
represent the employees of Sellers and no collective bargaining agreement currently being negotiated by Sellers with respect to their employees.

          (b) Sellers do not maintain nor has Superior ever maintained any employee benefit plan as defined by Section 3(3) of ERISA or that is a multi-employer plan as defined in
Section 3(37) of ERISA or a plan under Title IV of ERISA.

          (c) All accrued vacation and absent time of former employees of Superior and Sellers has been paid through April
30, 1996 and there is no obligation owing by Purchaser to any such employees with respect to such benefits as of the Effective Date.

     3.6 Insurance. Exhibit 3.6 sets forth a true and correct listing of all insurance policies and coverage thereunder currently in effect with respect to the Acquired Business. Sellers have insurance in amounts at least equal to that required to comply with all insurance maintenance requirements in the Acquired Leases. All premiums payable under such policies have been paid in full, no notice of cancellation of any such policy has been received, and there is no existing default or event that, with the giving of notice or lapse of time or both, would constitute a default thereunder. There are no claims in existence or pending under such policies and, to the best of Sellers' knowledge, except as set forth on said Exhibit 3.6, no circumstances likely to give rise to any such claim.

     3.7 Ability to Conduct the Business. There is no contract, or other agreement or arrangement of any kind applicable to Superior, Sellers, the Assets or the Acquired Business, nor any judgment, order, writ, injunction or decree applicable to Superior, Sellers, the Assets or the Acquired Business, that by its terms prevents or would reasonably be expected to prevent the use by Purchaser of the Assets or the conduct by Purchaser of the Acquired Business after the Effective Date.

     3.8 Financial Statements. The copies of the financial statements of Superior previously provided to Purchaser by Superior (the "Superior Financial Statements") and attached hereto as Exhibit 3.8 are true, correct and complete copies thereof and have been prepared in conformity with GAAP applied on a consistent basis, and such Superior Financial Statements present fairly in all material respects the financial position and results of operations of Superior at the dates and for the periods specified. The Records of Superior and Sellers relating to the Acquired Business from which the Superior Financial Statements were prepared properly and accurately record the transactions and activities in all material respects which they purport to record, and such Records will properly and accurately so record such transactions and activities in all material respects from December 31, 1995, through the Effective Date. There has been no change in the accounting policies of Superior or the Sellers relating to the Acquired Business, except as described in the notes to the Superior Financial Statements.

     3.9 No Changes Prior to the Date of this Agreement. During the period from December 31, 1995 to the date hereof, the Acquired Business has been conducted in the ordinary course of business consistent with past practice and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or, to the knowledge of Sellers, could reasonably be expected to result in a material adverse effect on the Acquired Business or the Assets taken as a whole;

          (b) any creation or other incurrence of any Lien on any of the Assets, except in the ordinary course of business consistent with past practice;

          (c) any sale, transfer, lease or other disposition of any Assets, except in the ordinary course of business consistent with past practice and except for the distribution of the Assets to the Sellers in dissolution of Superior;

          (d) any transaction or any contract or agreement entered into, by Superior or Sellers relating to the Acquired Business or the Assets (including the acquisition or disposition of any Assets) other than transactions and commitments in the ordinary course of business consistent with past practice except for the distribution of the Assets to the Sellers in dissolution of Superior;

          (e) any damage, destruction, or casualty loss, whether or not covered by insurance, to any of the Assets that has or could reasonably be expected to result in a material adverse effect on the Acquired Business, taken as a whole; or

          (f) any agreement, whether or not in writing, to do any of the foregoing.

     3.10 Compliance with Law. To the best knowledge of Superior and Sellers, Superior and Sellers are in compliance and have conducted business so as to comply in all material respects with all laws, rules and regulations, judgments, decrees or orders of any governmental entity applicable to the Acquired Business or with respect to which compliance is a condition of engaging in the Acquired Business, the breach or violation of which would have a material adverse effect on the financial condition or business operation of the Acquired Business. There are no judgments or orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against Superior or any of the Sellers or against any of the properties or businesses of Superior or any of the Sellers.

     3.11 Litigation.  Except as provided in the attached
Exhibit 3.11, by this reference made a part hereof, there is no action, suit, proceeding, claim or investigation pending or, to the best knowledge of Sellers, threatened, against Sellers or any of the Assets which could, individually or in the aggregate, have a material adverse effect or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated hereby.

     3.12 Taxes. All material tax returns, statements, reports and forms (including estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any taxable period ending on or before the Effective Date, by or on behalf of Superior (collectively, the "Returns"), have been or will be filed when due in accordance with all applicable laws (including any extensions of such due date), and all amounts shown due thereon (or estimated to be due thereon in the case of any extensions filed) have been paid or have been fully accrued on the Superior Financial Statements in accordance with GAAP. Except to the extent provided for or disclosed in the Superior Financial Statements (including notes thereto), the Returns correctly reflect, to the best knowledge of Sellers, in all material respects (and, as to any Returns not filed as of the date hereof but filed prior to the Effective Date, will, to the best knowledge of Sellers, correctly reflect in all material respects) the tax liability and status of Superior. Superior and Sellers have withheld and paid to the applicable financial institution or taxing authority all amounts required to be withheld. Except for the effect of applicable statutes of limitation, all returns pertaining to state and federal income Taxes filed with respect to taxable years of Superior through the taxable year ended December 31, 1995, in the case of the United States, have been examined and closed or are returns with respect to which the applicable period for assessment under applicable law, after giving effect to extensions or waivers, has expired. There is no claim, audit, action, suit, proceeding, or investigation now pending or (to the best knowledge of Superior) threatened against or with respect to Superior in respect of any tax or assessment. No notice of deficiency or similar document of any tax authority has been received by Superior or Sellers, and there are no liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to the issues that have been raised (and are currently pending) by any tax authority that could, if determined adversely to Superior or Sellers, materially affect the liability of Superior or Sellers for Taxes in other taxable periods. There are no Liens for Taxes upon the assets of Superior or Sellers except Liens for current Taxes not yet due. Neither Superior nor Sellers have been required to include any material adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Internal Revenue Code or any comparable provision under state or foreign tax laws as a result of transactions, events or accounting methods employed prior to the Effective Date. Superior or Sellers have provided or made available to Purchaser or its designated representative true and correct copies of all material tax returns of Superior for the years ending December 31, 1991 through and including December 31, 1995, and, as reasonably requested by Purchaser prior to or following the date hereof, information statements, reports, work papers, tax opinions and memoranda and other tax data and documents (other than tax research memoranda on the structure of the transactions contemplated by this Agreement that were prepared by Superior's or Sellers' attorneys and that are protected by the attorney-client privilege). Superior has not been within the five year period preceding the date hereof a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Internal Revenue Code. Superior is not a party to (or to the knowledge of Sellers or Superior, obligated under) any tax allocation, tax distribution, tax sharing, tax indemnity or similar agreement or arrangement with respect to any tax (including without limitation any such agreement or arrangement imposed by operation of law).

     3.13 Interests of Officers and Directors. Except as set forth on Exhibit 3.13, none of the officers or directors of

Superior, the Sellers, or any Affiliate of any such Person has, either directly or indirectly, a material interest in:
(i) any Person which purchases from or sells, licenses or furnishes to Sellers any goods, property, technology or intellectual or other property rights or services; (ii) any contract or agreement to which Superior or any of the Sellers are parties or by which they may be bound or affected; or
(iii) any property, real or personal, tangible or intangible, used in or pertaining to the Acquired Business, except that the Sellers have an undivided interest as tenants in common in the Assets distributed to the Sellers in dissolution of Superior.

     3.14 Intellectual Property.

          (a) Sellers own, or are licensed or otherwise entitled to exercise, without restriction, all rights to the Acquired Intellectual Property and the Acquired Intellectual Property constitutes all intellectual property that is used or currently proposed to be used in the Acquired Business.

          (b) Exhibit 1.2 lists all patents, registered and unregistered copyrights, trade names, trademarks, service marks and other company, product or service identifiers and mask work rights, and any applications or registrations therefor, included in the Acquired Intellectual Property, and an indication as to which, if any, of such products have been registered for protection with the United States Patent and Trademark Office and any foreign offices.

          (c) Sellers are not or as a result of the execution and delivery of this Agreement or the performance of Sellers' obligations hereunder Sellers will not be, in violation of, or lose any rights pursuant to any license, sublicense or agreement described in Exhibit 1.2.

          (d) Sellers are the owners or licensees of, with all necessary right, title and interest in and to (free and clear of any Liens, encumbrances or security interests other than those which may apply to any Assumed Liability or Acquired Lease), the Acquired Intellectual Property and have rights to the use thereof or the material covered thereby in connection with the Acquired Business.

          (e)  No claims with respect to the Acquired
Intellectual Property have been asserted or, to the best knowledge of Sellers, after reasonable investigation, are threatened by any person, and Sellers know of no claims (i) to the effect that the manufacture, sale or use of any product as now used or offered or proposed for use or sale by Sellers in connection with the Acquired Business infringes any copyright, patent, trade secret, or other intellectual property right,
(ii) against the use by Sellers of the Acquired Intellectual

Property, or (iii) challenging the ownership, validity or effectiveness of any of the Acquired Intellectual Property.

          (f) All patents and registered trademarks, service marks, and other company, product or service identifiers and registered copyrights held by Sellers relating to the Acquired
Business are valid and subsisting.

          (g) Except as set forth in Exhibit 3.14(g) hereto, to the best knowledge of Sellers, there has not been and there is not now any material unauthorized use, infringement or misappropriation of any of the Acquired Intellectual Property by any third party, including without limitation any employee or former employee of Superior or Sellers; neither Superior nor Sellers have been sued or charged in any writing received by any Seller or Superior as a defendant in any claim, suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or other Acquired Intellectual Property and which has not been finally terminated prior to the date hereof; there are no such charges or claims outstanding; and to the best knowledge of Sellers, they have no infringement liability with respect to any patent, trademark, service mark, copyright or other intellectual property right of another.

          (h) The Acquired Intellectual Property is not subject to any outstanding order, judgment, decree, stipulation or agreement restricting in any manner the licensing thereof by Sellers. Neither Superior nor the Sellers have entered into any agreement to indemnify any other person against any charge of infringement of the Acquired Intellectual Property. Sellers have not entered into any agreement granting any third party the right to bring infringement actions with respect to, or otherwise to enforce rights with respect to, the Acquired Intellectual Property.
To the best knowledge of Sellers and Superior, Sellers have the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Acquired Intellectual Property that Sellers own.

     3.15 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon Superior or the Sellers which has or could reasonably be expected to have the effect of prohibiting or materially impairing any presently employed business practice in connection with the Acquired Business by Purchaser, the acquisition of the Acquired Business (other than agreements securing Assumed Liabilities which have been disclosed to Purchaser, and are identified in Exhibit 1.7 hereto), or the conduct of the Acquired Business by Purchaser.

     3.16 Title to Assets; Absence of Liens; Condition of
Assets.

          (a) Sellers, as tenants in common, have good and valid title to all of the Assets, real, personal and mixed, free and clear of any Liens, potential transferee liability, or other encumbrances subject only to the Assumed Liabilities and, if applicable, the Acquired Leases.

          (b) The Assets, including equipment or other property leased by Sellers under the terms of the Acquired Leases, are, taken as a whole, (i) adequate for the conduct of the Acquired Business consistent with its past practice, (ii) suitable for the uses to which they are currently employed,
(iii) in good operating condition, normal wear and tear excepted, (iv) regularly and properly maintained to at least conform with standards generally prevailing in Sellers' industry, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business. For purposes of this Section, claims involving equipment which do not exceed $250 in value per occurrence, shall not be deemed material.

          (c) In the case of inventory that is included in the Assets, such inventory is, to the best of Sellers' knowledge, fit for sale in the ordinary course of business (based on the past experience of Sellers and Superior and the standards generally prevailing in the industry), subject to usual and customary reserves.

          (d) All accounts receivable and notes receivable of the Acquired Business reflected in the financial statements are good and have been collected or are, to the best knowledge of Superior and Sellers collectible within their terms, subject to past collection history experienced by Superior and the Sellers and disclosed to Purchaser, in writing, and except to the extent reasonable reserve has been made therefore on the Audits.

     3.17 Board and Shareholder Approval. On April 19, 1996, the Board of Directors of Superior unanimously (i) approved this Agreement and the transactions contemplated hereby, and
(ii) determined that the execution of this Agreement by Superior was in the best interests of Superior and the shareholders of Superior. The shareholders of Superior have duly accepted the recommendations of Superior's Board of Directors as set forth in this Section 3.17 and have unanimously voted to accept and approve the execution of this Agreement by Superior and the consummation of the transactions contemplated by this Agreement by Sellers as the successor in interest of Superior.

     3.18 Questionable Payments. Neither Superior nor any of the Sellers nor any director or officer of Superior has: (i) made any payments or provided services or other favors in the United States of America or in any foreign country in order to obtain preferential treatment or consideration by any governmental entity with respect to any aspect of the Acquired Business; or (ii) made any political contributions which would not be lawful under the laws of the United States and the foreign country in which such payments are made. Neither Superior nor any of the Sellers nor any director or officer of Superior nor, to the best knowledge of Sellers, any Affiliate of Superior has been the subject of any inquiry or investigation by an governmental entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the Acquired Business or with respect to any political contribution.

     3.19 FDA Compliance. To the best knowledge of Superior and the Sellers, Superior has operated and Sellers are currently operating in compliance in all material respects with all laws, rules, regulations, orders, decrees, licenses or permits applicable to the Acquired Business, the violation of which could have a material adverse effect on the business operations or financial condition of the Acquired Business. Neither Superior nor any of the Sellers have received any notice from the FDA or any other governmental agency or authority of any noncompliance by Sellers with any law, rule, regulation, order, decree, license or permit applicable to the Acquired Business or the Assets. To the best knowledge of Superior and the Sellers, the manufacture, advertising, marketing and sale of products of the Acquired Business comply in all material respects with all applicable FDA regulations and applicable statutes, the violation of which could have a material adverse effect on the business operations or the financial condition of the Acquired Business, and all required clearances have been obtained from the FDA and other federal or state agency in accordance with applicable law.

     3.20 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission payable by Sellers in connection with the transactions contemplated by this Agreement, except for the consulting fee payable to its consultant as described in Section 3.23, below. In the event that the preceding sentence is in any way inaccurate, Sellers agree to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees or representatives is responsible or becomes liable.

     3.21 Disclosure. No representation or warranty made by Superior or any of the Sellers in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Superior or any of the Sellers or their representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the best knowledge of Superior or any of the Sellers after reasonable inquiry, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a material adverse effect that has not been set forth in this Agreement.

     3.22 Securities Compliance Representations. Sellers each acknowledge and agree that Purchaser or its representatives have advised Sellers of the following:

          (a)  Exempt Transaction.  The Shares will be
offered, sold and issued by Purchaser in connection with this Agreement without registration or the delivery of a qualifying prospectus as required under the U.S. Securities Act of 1933, as amended (the "Act"), pursuant to exemptions from such registration and prospectus delivery requirements afforded by Sections 3(b) and/or 4(2) of the Act and pursuant to Regulation D comprising Commission Rules 501-508 under the Act ("Regulation D"). Each of the representations and warranties included in this Article III is made by Superior and the Sellers with the knowledge and the intent that Purchaser shall rely on the accuracy of such representations and warranties in executing this Agreement and in offering, selling and issuing the Shares without complying with the registration and prospectus delivery requirements of the Act.

          (b) Restricted Shares. Because the Shares have not been registered under the Act, or any state securities laws, and will be issued in reliance upon certain exemptions from the registration requirements of those laws, the Shares cannot be resold unless they are registered under the Act or unless Purchaser first receives an opinion of competent securities counsel that an exemption from registration is available for such resale. With regard to the restrictions on resales of the Shares, Sellers are aware (i) of the limitations and applicability of Securities and Exchange Commission Rule 144;
(ii) that Purchaser will issue stop transfer orders to its stock transfer agent in the event of attempts to improperly transfer any such securities; and (iii) that a restrictive legend will be placed on any certificate representing the Shares, which legend will read substantially as follows:

     THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE
     BEEN ISSUED PURSUANT TO A CLAIM OF EXEMPTION FROM
     THE REGISTRATION OR QUALIFICATION PROVISIONS OF THE
     SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND
     STATE SECURITIES LAWS AND THEREFORE HAVE NOT BEEN
     REGISTERED UNDER THE ACT OR UNDER THE SECURITIES
     LAWS OF ANY STATE.  THESE SECURITIES MAY NOT BE
     OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED
     WITHOUT COMPLIANCE WITH THE REGISTRATION OR
     QUALIFICATION PROVISIONS OF THE ACT OR APPLICABLE
     STATE LAWS, OR PURSUANT TO AN AVAILABLE EXEMPTION
     FROM SUCH REGISTRATION REQUIREMENTS.  FURTHERMORE,
     THE COMPANY WILL INSTRUCT ITS STOCK TRANSFER AGENT
     NOT TO RECOGNIZE ANY SALE OF THESE SECURITIES
     UNLESS THE COMPANY HAS FIRST RECEIVED AN OPINION OF
     COUNSEL, SATISFACTORY TO THE COMPANY AND ITS
     SECURITIES COUNSEL, THAT AN EXEMPTION FROM SUCH
     REGISTRATION REQUIREMENTS IS AVAILABLE.

          (c) Description of Securities Being Offered. Purchaser's authorized capital stock consists of 50,000,000 shares of Common Stock, no par value per share. As of December 31, 1995, there were issued and outstanding 7,964,397 shares of Common Stock. Holders of the Common Stock are entitled to one vote for each share held of record on matters submitted to a vote of stockholders. Each share is entitled to share pro rata in dividends and distributions with respect to the shares when, as and if declared by Purchaser's Board of Directors from funds legally available therefor. No holder of any shares has any preemptive right to subscribe for any of Purchaser's securities, nor are any common shares subject to redemption. Upon dissolution, liquidation or winding up of Purchaser, the assets will be divided pro rata on a share-for-share basis among the holders of the Common Stock, subject to the rights of creditors. The outstanding shares of Common Stock are fully paid and nonassessable. The stockholders are not entitled to cumulative voting in the election of directors. Accordingly, the holders of more than 50% of the shares voting for the election of directors can elect all of the directors if they choose to do so; and, in such event, the holders of the remaining shares voting for the election of the directors will be unable to elect any person or persons to the Board of Directors.

     3.23 Sole Parties in Interest. Sellers are the sole and true parties in interest, and no other person or entity has or will have upon the issuance of the Shares any beneficial ownership interest in the Shares or any portion of the Shares, whether direct or indirect; provided, however, that Purchaser acknowledges and agrees that 30,000 of the Shares will be assigned by and issued as directed by Sellers to certain former employees of Superior and the Sellers as a bonus and

6,666 of the Shares will be assigned and issued by Sellers to John Disterdick as a consulting fee.

     3.24 Investment Purpose. Sellers (and those persons receiving a part of the Shares as provided in Section 3.23, above) are acquiring the Shares for their own account and for investment purposes and not on behalf of any other person or entity or for or with a view to resale or distribution.

     3.25 Investment Advisors. Sellers engaged the services of John Disterdick as a consultant to them in connection with their decision to acquire the Shares in the transactions contemplated by this Agreement. By reason of his professional and personal investment experience and expertise, Mr. Disterdick is qualified to provide such counsel and advice. Mr. Disterdick is not an affiliate of or otherwise related to the Purchaser or any of its officers, directors or affiliates.

     3.26 Disclosure, Access to Information. Sellers confirm that they have received and thoroughly read and are familiar with and understand this Agreement, and that all documents, records, books and other information pertaining to their acquisition of the Shares pursuant to this Agreement requested by Sellers or their respective agents or attorneys have been made available for inspection and copying and that there are no additional materials or documents that have been requested by Sellers or their respective agents that have not been made available by Purchaser. Sellers have had an opportunity to ask questions of and receive answers from Purchaser's representatives, and any decision not to ask questions of Purchaser's representatives was a conscious decision on Sellers' part and reflects their belief that no additional information is necessary in order to make an informed decision about whether to acquire the Shares. Each of Sellers further acknowledges that Purchaser is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Sellers have reviewed or received copies of any such reports that have been requested by them. Without limiting the generality of the foregoing, Sellers acknowledge that they have received and have reviewed copies of the following documents and materials, all of which are incorporated herein by reference:

          (a) Articles of Incorporation of Purchaser, as amended;

          (b)  Bylaws of Purchaser, as amended;

          (c) Purchaser's annual report on Form 10-K filed with the Securities and Exchange Commission ("SEC") for the years ended June 30, 1995, 1994 and 1993;

          (d) Purchaser's quarterly reports on Form 10-Q filed with the SEC for the quarters ended March 31, September
30, and December 31, 1995, 1994 and 1993;

          (e) Purchaser's Annual Report to Shareholders for the years ended June 30, 1995, 1994 and 1993; and

          (f) Purchaser's proxy statement filed in connection with its annual meeting of shareholders held in 1995, 1994 and 1993.

Between the date of this Agreement and the Effective Date, Sellers shall have the opportunity to ask additional questions and receive answers concerning the terms and conditions of the issuance of the Shares and to obtain any additional information which Purchaser possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information otherwise provided to Sellers.

     3.27 Exclusive Reliance on this Agreement. In making the decision to acquire the Shares, Sellers have relied exclusively upon information included in this Agreement or incorporated herein by reference, and not on any other representations, promises or information, whether written or verbal, by any person.

     3.28 Accuracy of Unincorporated Documents and Other
Unincorporated Materials. To the extent Sellers have received documents or other materials, other than as expressly incorporated herein by reference, Sellers acknowledge the following with respect to such documents and materials:

          (a)  Such documents and materials and any
projections contained therein may be incomplete, may contain errors or misstatements, and do not purport to adequately describe the transactions contemplated by this Agreement. Such documents and materials cannot be relied upon in making a decision as to whether to acquire the Shares. There can be no assurance that any of the projections contained therein will be achieved; and

          (b) Sellers have been advised and fully understand that any summaries, projections, forecasts or estimates included in such documents and materials, including those relating to product development, possible revenues, income, profitability of Purchaser or an investment therein inherently involve uncertainties and may be affected by circumstances in the future which cannot be reasonably predicted and are beyond the control of Purchaser. Further, the projections, forecasts and estimates are speculative and may be optimistic, and there can be no assurance that any of the projections, forecasts or estimates will be reached, or that Purchaser will realize any profits or that any dividends or distributions of profits will be paid on Purchaser's securities.

      Residency. The Sellers are resident in the state indicated following their respective names on the first page of this Agreement.

     3.30 Advice of Counsel. Sellers understand the terms and conditions of this Agreement, have investigated all issues to their satisfaction, have consulted with such of their own legal counsel or other advisors as they have deemed necessary, and are not relying, and have not relied on Purchaser for an explanation of the terms or conditions of this Agreement or any document or instrument related to the transactions contemplated thereby. Sellers further acknowledge, understand and agree that, in arranging for the preparation of this Agreement and all other documents and materials related thereto, Purchaser has not attempted to procure, and has not procured, legal representation for them.

     3.31 No Representations. None of the following have ever been represented, guaranteed, or warranted to Sellers by Purchaser or any of its employees, agents, representatives or affiliates, or any broker or any other person, expressly or by implication:

          (a) The approximate or exact length of time that Sellers will be required to remain as owner of the Shares;

          (b) The percentage of profit or amount of or type of consideration, profit or loss (including tax write-offs or other tax benefits) to be realized, if any, as a result of Sellers' acquisition of the Shares; or

          (c) The past performance or experience on the part of Purchaser or any Affiliate or their associates, agents or employees, or of any other person as being indicative of future results of an acquisition of the Shares.

     3.32 Certain Risk Factors. Sellers have been informed about and fully understand that there are risks associated with acquiring the Shares. Such risks may include, but not necessarily be limited to, the following:

          (a) No Agency Approval. No federal or state agency has made any finding or determination as to the fairness for investment or made any recommendation or endorsement of the Shares.

          (b)  Need For Additional Financing; Dilution.  If
Purchaser is unable to obtain additional financing for development, manufacturing, marketing, operations, or any other purpose, when and if such financing is required,

Sellers' investment in Purchaser may be significantly and adversely affected. Even if additional financing is obtained, there can be no assurance it can be obtained upon favorable terms, and as a condition of such additional financing, Sellers' interest in Purchaser could be diluted or otherwise adversely affected. In the case of a registered public offering of Purchaser's common stock or securities convertible into Purchaser's Common Stock, Sellers' interests in Purchaser would be substantially diluted.

          (c) Dividend Policy. Purchaser has never declared or paid any cash dividends on its Shares and does not anticipate paying cash dividends in the foreseeable future.

          (d)  Government Regulation of Products.
Substantially all of Purchaser's products are subject to the provisions of the Federal Food, Drug and Cosmetic Act (the "Act") and, in particular, the Safe Medical Devices Amendment ("SMDA") of the Act. The Act is administered by the Food and Drug Administration ("FDA") and similar laws are administered by similar agencies in other countries. The Act generally classifies medical devices into categories, and establishes varying degrees of labeling and marketing clearance procedures. Purchaser is subject to FDA standards and procedures governing the manufacture of medical devices and to FDA inspection for compliance with such standards. Failure to obtain FDA clearance or to comply with FDA regulations may result in the imposition of sanctions upon Purchaser which could have a material adverse effect on its business and results of operations. Purchaser is required to manufacture its regulated products in accordance with Good Manufacturing Procedures ("GMP") and is subject to periodic audits by the FDA. In addition, the use of Purchaser's products may be regulated by various state agencies. Although Purchaser believes it has been and is now in compliance with such regulations, there can be no assurance that its products will be able to comply successfully with any such requirements or regulations in the future. Federal and state regulations regarding the manufacture and sale of health care products are subject to future change. Purchaser cannot predict what material impact, if any, such changes might have on its business. In addition, the introduction of Purchaser's products in foreign markets will require obtaining foreign regulatory clearances. There can be no assurance that Purchaser will be able to obtain regulatory clearances for its products in the U.S. or in foreign markets. Although Purchaser believes that it will continue to be able to comply with all applicable regulations of the FDA, including GMP guidelines, current regulations depend heavily on administrative interpretations, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect Purchaser.

          (e) Risks Inherent in Company's Growth Strategy. Purchaser may continue to grow and diversify through expanding current operations or by acquiring existing manufacturers or distributors within its industry. This growth strategy entails the risks inherent in assessing the value, strengths and weaknesses of acquisition candidates and/or new products, and in integrating and managing the operations of acquired companies. Purchaser's growth may place significant demands on its financial and management resources. There can be no assurance that Purchaser will be able to implement its growth strategy or that such strategy will ultimately prove successful.

          (f) Technological Obsolescence. The business of designing and manufacturing technical products such as those manufactured and marketed by Purchaser is characterized by rapid technological change. Although Purchaser has obtained or applied for patents on certain aspects of its technology, there can be no assurance that its competitors will not develop or manufacture products technologically superior to those of Purchaser. Purchaser also relies upon unpatented trade secrets, and no assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques or otherwise gain access to Purchaser's trade secrets or disclose such technology, or that Purchaser can meaningfully protect its rights to unpatented trade secrets.

          (g) Competition. Purchaser operates in a highly competitive industry and competes with firms which may have greater financial resources, broader experience and more substantial marketing operations than Purchaser.

          (h)  Product Liability.  Manufacturers and
distributors of products used in the medical industry are from time to time subject to lawsuits alleging product liability, negligence or related theories of recovery, which have become an increasingly frequent risk of doing business in these industries. Although from time to time lawsuits may arise or claims may be asserted based on product liability or other legal theories against Purchaser, Purchaser has obtained insurance that may cover, at least in part, some of such claims. There can be no assurance that Purchaser will not be subjected to claims for and suffer substantial losses arising out of the use of any of its products which may be defective. Such claims and losses, and the expense of defending against such claims, would be costly and could have a materially adverse effect on Purchaser's results of operations. Although Purchaser presently maintains product liability insurance coverage, there can be no assurance that such coverage will be available for such risks in the future or that, if available, it would prove sufficient to cover potential claims or that the present amount of insurance can be maintained in force at an acceptable cost. Furthermore, the assertion of such claims, regardless of their merit or eventual outcome, also may have a material adverse effect on Purchaser, its business reputation and its operations.

          (i) Dependence Upon Market Acceptance of Company's Products. Purchaser's ability to expand its product line and market its new products and processes (including the Acquired Business) will depend upon the willingness of potential customers to purchase such products. In addition, there can be no assurance that any new products or technologies developed or acquired by Purchaser will be accepted by the industry.

          (j) Dependence on Patents and Proprietary Rights. Purchaser has several United States patents and has filed certain applications to reserve its right to file for patent protection in certain foreign jurisdictions. Purchaser believes patents and proprietary rights have been and will continue to be important in enabling Purchaser to compete. However, there can be no assurance that the pending patents will issue or, if they do issue, that they and the other patents of Purchaser will not be challenged or circumvented or will provide Purchaser with any competitive advantages or that any patents will issue from pending patent applications. Failure to obtain patents in certain foreign countries may materially adversely affect the ability of Purchaser to compete effectively in certain international markets. Purchaser also relies on trade secrets that it seeks to protect, in part, through confidentiality agreements with employees, consultants, advisors and other parties. There can be no assurance that these agreements will not be breached, that Purchaser would have adequate remedies for any breach or that its trade secrets will not otherwise become known to or independently developed by competitors. Purchaser may become involved from time to time in litigation to determine the enforceability, scope and validity of proprietary rights. Any such litigation could result in substantial cost to Purchaser and divert the efforts of its management and technical personnel.

          (k) Risks of Foreign Sales. Purchaser's expanded marketing strategy includes increased marketing of its products in foreign countries. Accordingly, Purchaser's business is subject to many of the risks of international operations, including tariff restrictions, foreign currency fluctuations, currency control regulations, competing or conflicting manufacturing standards, government regulation and approval policies for medical testing and therapy devices and licensing requirements.

          (l)  Dependence on Existing Management.  The
development and operation of Purchaser and its Affiliates has depended and will continue to depend greatly on the efforts of the key management personnel of these entities. Purchaser believes that the loss of the services of any of these key employees could have a material adverse effect on its business and future development if suitable replacements cannot be quickly retained. To support anticipated growth, it may be necessary for Purchaser to employ additional administrative personnel in the future. Purchaser's future success will depend, in part, on its ability to retain and integrate new personnel into its operations.

     3.33 Manner of Sale. At no time were Sellers presented with or solicited by or through any leaflet, public promotional meeting, television advertisement or any other form of general solicitation or advertising.

                         ARTICLE IV
         REPRESENTATIONS AND WARRANTIES OF PURCHASER

     Purchaser represents and warrants to Sellers that the following are true and correct as of the date of this Agreement and will be true and correct as of the Effective
Date as if made on that date:

     4.1  Organization and Qualification.

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and has all requisite corporate power and authority to own and lease its properties and carry on its business as presently conducted. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in all states where the conduct of its business or the ownership of its properties requires qualification.

          (b) The authorized capital stock of Purchaser consists of (i) 50,000,000 shares of Common Stock of Dynatronics Corporation, no par value, of which 7,964,397 shares are issued and outstanding as of the date of this Agreement, and (ii) 5,000,000 shares of Preferred Stock of Dynatronics Corporation, no par value, of which no shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Purchaser's Common Stock are, and the shares of Purchaser's Common Stock to be issued upon consummation of the transactions contemplated by this Agreement shall be, duly and validly issued and outstanding and fully paid and nonassessable. The Shares to be issued pursuant to this Agreement, when issued, shall be free of any liens, except as otherwise provided hereby. As of the date of this Agreement, Purchaser has reserved 1,000,000 shares of Common Stock for issuance under the Dynatronics Stock Option Plan, pursuant to which options for the purchase of 537,131 shares of Common Stock were outstanding as of the date of this Agreement. In addition, there are 150,075 shares reserved for issuance upon exercise of certain options granted to Gene Morgan Financial. Except as set forth above and pursuant to the terms of this Agreement, as of the date of this Agreement, there are no shares of capital stock or other equity securities of Purchaser outstanding and no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of Purchaser or contracts, commitments, understandings, or arrangements by which Purchaser is or may be bound to issue additional shares of its capital stock or options, warrants, or rights to purchase or acquire any additional shares of its capital stock.

          (c) The Common Stock of Purchaser is registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Purchaser is therefore subject to the reporting requirements of the Exchange Act. As of the Effective Date, Purchaser is in compliance with and has filed all reports, together with any amendments required to be made with respect thereto, required to be filed by it under the rules and regulations under the Exchange Act, including, but not limited to reports on Form 10-K, Form 10-Q, Form 8-K and proxy statements. To the best of its knowledge, no filing submitted by Purchaser to any federal or state agency under the Securities Act, the Exchange Act and state securities laws during the three year period ending on the date hereof contains any false or misleading statement with respect to any material fact, or omits to state any material fact necessary in order to make the statements therein not false or misleading, in each case at the time such filing became effective.

     4.2 Authority Relative to Agreement. The Board of Directors of Purchaser has duly approved this Agreement and the transactions contemplated hereby. Purchaser has all requisite power and authority to enter into this Agreement and the other agreements contemplated hereby to which Purchaser is a party and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by Purchaser of this Agreement and the other agreements contemplated hereby to which Purchaser is a party and the consummation of all transactions contemplated herein have been duly authorized by all requisite action on the part of Purchaser. This Agreement constitutes and the other agreements contemplated hereby to which Purchaser is a party upon their execution and delivery by Purchaser will constitute, legal, valid and binding obligations of Purchaser, enforceable in accordance with their respective terms, except
(i) that such enforcement may be limited by bankruptcy, insolvency moratorium or similar laws affecting creditors' rights and (ii) that the remedy of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and to the discretion of the court before which any proceedings therefor may be brought. Neither the execution, delivery and performance of this Agreement and the other agreements contemplated hereby by Purchaser, the consummation by Purchaser of the transactions contemplated herein or therein nor compliance by Purchaser with the terms and provisions of this Agreement and such other agreements will (A) conflict with or result in a breach, default or violation of any of the terms, provisions or conditions of the Articles of Incorporation or By-Laws of Purchaser, (B) conflict with or result in a violation or breach of or constitute a default (or an event which could, with the giving of notice or the passage of time, or both, constitute a default) under, or result in the creation or imposition of any lien, charge, pledge, security interest or encumbrance upon any of Purchaser's assets or the Assets pursuant to the terms of, any indenture or mortgage, material agreement, instrument, governmental permit or license, to which it or any of its properties or assets may be subject, or (C) violate any provision of any law, statute, rule, regulation or any judgment, injunction, or order to which Purchaser is subject. No authorization, consent or approval of, or filing with, any public body or authority is necessary for the consummation by Purchaser of any of the transactions contemplated by this Agreement. On April 5, 1996, Purchaser made a public announcement of its planned acquisition of the Acquired Business. Purchaser will timely file with the SEC a Form 8-K reporting the acquisition of the Acquired Business. Except for compliance with relevant securities laws and certain covenants in agreements with Purchaser's primary bank and investment banking firm, no authorization, consent or approval of any other third party is necessary for the consummation by Purchaser of all transactions contemplated by this Agreement.

     4.3 Actions, Suits, Etc. Except as described on the attached Exhibit 4.3, by this reference made a part hereof, there are no actions, suits, proceedings or investigations pending, or to the best knowledge of Purchaser, threatened against or affecting Purchaser at law or in equity or before any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign (each being hereinafter referred to as an "Agency") the objective of which is to restrain or prohibit or obtain damages in respect to the consummation of the purchase and sale of the Acquired Business or the transactions contemplated hereby or which could have a material adverse effect upon the financial condition or business operations of Purchaser or upon the ability of Purchaser to fulfill its obligations under this Agreement and the other documents to be executed by Purchaser contemplated hereby. Moreover, Purchaser is not, to the best knowledge of Purchaser, in default with respect to any order, writ, injunction or decree of any court or Agency with respect to the consummation of the purchase and sale of the Acquired Business or the transactions contemplated hereby.

     4.4  Financial Statements.  Purchaser has delivered to
Sellers prior to the execution of this Agreement copies of the following financial statements of Purchaser included in reports filed with the SEC (collectively referred to herein as the "Purchaser Financial Statements"):

          (a) Balance sheet (unaudited) as of September 30, December 31, and March 31, 1995, 1994, and 1993, and the related statements of income, stockholders' equity and cash flows (unaudited) for the three (3) months ended September 30, 1995, 1994 and 1993, the six (6) months ended December 31, 1995, 1994 and 1993, and the nine (9) months ended March 31, 1995, 1994 and 1993, and (audited) for each of the fiscal years ended June 30, 1995, 1994, and 1993 (including related notes and schedules, if any), as reported upon by KPMG Peat Marwick, independent certified public accountant. The Purchaser Financial Statements (as of the dates thereof and for the periods covered thereby): (i) are in accordance with the books and records of Purchaser, which are complete and accurate in all material respects and which have been maintained in accordance with good business practices, and
(ii) present fairly the financial position and results of operations of Purchaser as of the dates and for the periods indicated, in accordance with GAAP, applied on a basis consistent with prior periods (subject in the case of interim financial statements to normal recurring year-end audit adjustments).

     4.5 Absence of Undisclosed Liabilities. Purchaser does not have any obligation or liability (contingent or otherwise) that is material to Purchaser, or that when combined with similar obligations or liabilities would be material to Purchaser, (a) except as disclosed in the Purchaser Financial Statements or by Purchaser in this Agreement and (b) except commitments made in the ordinary course of Purchaser's business consistent with past practices. Since June 30, 1995, Purchaser has not incurred or paid any obligation or liability which would be material to Purchaser, except for obligations paid in connection with transactions by it in the ordinary course of its business consistent with past practices or as disclosed in the Purchaser Financial Statements.

     4.6 Absence of Certain Changes or Events. Since June 30, 1995, Purchaser has not: incurred any material liability, except in the ordinary course of its business consistent with its past practices and except as permitted pursuant to this Agreement; suffered any material or adverse change in its business, operations, assets or condition (financial or otherwise) which has not been disclosed in the Purchaser

Financial Statements or in publicly filed reports; or failed to operate its business consistent with its past practices.

     4.7  Tax Matters.

          (a) All federal, state, local and foreign tax returns required to be filed with respect to any taxable period ending on or before the Effective Date by or on behalf of the Purchaser have been timely filed or requests for extensions have been timely filed, granted, and have not expired, and all returns filed are complete and accurate in all material respects. All taxes shown on filed returns have been paid. As of the date of this Agreement, there is no audit examination, deficiency, or refund litigation or matter in controversy with respect to any taxes that might result in a determination materially adverse to the Purchaser, except as reserved against in the Purchaser Financial Statements. All taxes, interest, additions and penalties due with respect to completed and settled examinations or concluded litigation have been paid.

          (b) Purchaser has not executed an extension or waiver of any statute of limitations on the assessment or collection of any taxes due that is currently in effect.

          (c) Adequate provision for any federal, state, local, or foreign taxes due or to become due for Purchaser for any period or periods through and including the date of this Agreement, have been made and is reflected in the Purchaser Financial Statements.

          (d) Deferred taxes of Purchaser have been provided for in accordance with GAAP.

     4.8 Disclosure. No representation or warranty made by Purchaser in this Agreement, nor any document, written information, statement, financial statement, certificate, schedule or exhibit prepared and furnished or to be prepared and furnished by Purchaser or its representatives pursuant hereto or in connection with the transactions contemplated hereby, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished. To the best knowledge of Purchaser after reasonable inquiry, there is no event, fact or condition that has resulted in, or could reasonably be expected to result in, a material adverse effect that has not been set forth in this Agreement.

     4.9 Compliance with Law. To the best of Purchaser's knowledge, Purchaser is in compliance and has conducted its business so as to comply in all material respects with all laws, rules and regulations, judgments, decrees or orders of any governmental entity applicable to its business or with respect to which compliance is a condition of engaging in its business, the breach or violation of which would have a material adverse effect on the financial condition of Purchaser. To the best knowledge of Purchaser, Purchaser has not received any notification nor communication from any agency or department of federal, state, or local government
(a) asserting that Purchaser is not in compliance with any of the statutes, regulations or ordinances which such governmental authority enforces, which as a result of such non-compliance, would result in a material adverse impact on the financial condition of Purchaser, or (b) threatening to revoke any license, franchise, permit or governmental authorization which is material to the financial condition of Purchaser.

                          ARTICLE V
                       JOINT COVENANTS

     5.1 Access. Each party hereto will afford to one another and to one another's officers, employees, accountants, counsel, and other authorized representatives, full and complete access during normal business hours, throughout the period prior to the earlier of the Effective Date or the Termination Date (as hereinafter defined), to its properties, personnel, contracts, commitments, books, records (including but not limited to tax returns) and reports, schedules or other documents (including but not limited to reports, schedules and documents relating to environmental matters and employee medical examinations and condition and those filed or received by it pursuant to the requirements of the federal or state securities laws) to make or cause to be made such investigation, if any, of the business and properties of such party, and of the financial and legal condition of such party as the other party reasonably deems necessary or advisable to familiarize itself and its advisors with such business, properties and other matters, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with such party's normal operations. Each party will use all its reasonable efforts to cause its respective representatives to furnish promptly to the other such additional financial and operating data and other information as to its business and properties as the other or its duly authorized representatives may from time to time reasonably request.

     5.2 Notice of Any Material Change. Sellers on the one hand, and Purchaser on the other hand, promptly after the first notice or occurrence thereof, but no later than the Closing Date, shall disclose to the other in writing the occurrence of any event or the existence of any state of facts that: (a) had such event occurred or such facts existed or been known at the date hereof, would have been required to have been set forth in this Agreement; (b) would make any of its or their representations and warranties in this Agreement untrue in any material respect; or (c) with respect to each of Purchaser and the Acquired Business, would otherwise constitute a material adverse change in the business, results of operations, working capital, assets, liabilities, or condition (financial or otherwise) of each of Purchaser and the Acquired Business. No notice hereunder will have any effect for the purpose of determining the satisfaction of or compliance with the conditions to the obligations of the parties set forth elsewhere in this Agreement.

     5.3 Cooperation. Sellers and Purchaser will: (a) cooperate with one another in determining whether any filings are required to be made with or consents, authorizations, clearances and approvals required to be obtained from, any governmental or regulatory authorities in any jurisdiction or any third party prior to or following the Effective Date in connection with the consummation of the transactions contemplated in this Agreement and cooperate in making any such filings promptly and in seeking timely to obtain any such consents; (b) keep each other informed in connection with the transactions contemplated by this Agreement and any material transaction affecting the business of each respective company;
(c) cooperate with one another and expend reasonable amounts in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and (d) take such actions as the other party may reasonably request to consummate the transactions contemplated by this Agreement and use all reasonable efforts to satisfy all conditions precedent to the obligations to close such transactions.

     5.4 Confidentiality. Each party to this Agreement will take all reasonable precautions to maintain the confidentiality of any information concerning any other party or any affiliate of any other party provided to or discovered by it or its representatives and will not disclose such information to anyone other than those people directly involved in the investigation and negotiations pertaining to the transactions contemplated hereby and will not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. Each party further agrees that in the event the transactions contemplated by this Agreement are not consummated, it will promptly return (or, if requested by the other party, destroy) all documents and records obtained from any other party during the course of its investigation or negotiations pertaining to the transactions contemplated hereby and will use all its reasonable efforts to cause all information with respect to such other party and its businesses which it obtained pursuant to this Agreement to be kept confidential. Notwithstanding the foregoing, the obligation of any party to maintain confidentiality with respect to information received by it will not apply to any disclosure of information required to be disclosed in compliance with the parties' obligations under the Act or the Exchange Act, as the case may be.

     5.5 No Solicitation. Unless and until this Agreement is terminated, Sellers covenant that neither they nor any of their respective agents or affiliates, will, except as required by law or by this Agreement: (a) directly or indirectly, encourage, solicit or initiate discussion or negotiations with any corporation, partnership, person or other entity or group concerning any merger, sale of all or substantially all of the assets, business combination, sale of shares of capital stock or similar transactions involving Sellers, whether by providing non-public information or otherwise; or (b) disclose, directly or indirectly, any information not customarily disclosed to any person concerning the Acquired Business and the Assets, afford to any other person access to the properties, books or records of the Acquired Business or otherwise assist or encourage any person in connection with any of the foregoing. In the event Sellers receive any offer or inquiry for a transaction of the type referred to in (a) above, Sellers will promptly inform Purchaser about any such offer.

     5.6 Public Announcements. Sellers and Purchaser will consult with each other before issuing any press release, public announcement, or make any public filing regarding this Agreement and will not, unless otherwise required by law, issue any such press release prior to such consultation.

                         ARTICLE VI
              ADDITIONAL AGREEMENTS OF SELLERS

     6.1  Covenant Not to Compete.

          (a) Limitations. For a period of five (5) years after the Effective Date each of the Sellers and Superior will not, either directly or indirectly, engage or attempt to engage in any business or activity relating to developing, manufacturing, assembling and/or selling products and related equipment that are similar to or in general competition with those of Purchaser (including those of the Acquired Business) at such time (the "Industry") in the greater of the geographical area of the United States of America, Canada, the Philippines, Japan, Mexico and the European Economic Community or other marketing areas in which Purchaser is conducting business at such time as Superior or Sellers would propose to initiate conducting such business (the "Territory"). The foregoing covenant shall automatically cease in the event of the bankruptcy, insolvency, liquidation, dissolution or cessation of business of Purchaser or the Acquired Business. As consideration for the covenants in this Section 6.1 (the "Covenant Not to Compete"), subject to Sellers' approval, which shall not be unreasonably withheld, at Closing Purchaser may allocate a portion of the Purchase Price, as indicated on the attached Exhibit 6.1, by this reference incorporated in and made a part of this Agreement. Purchaser acknowledges the ownership interest of HAH in Rehab Supply & Information Group, LLC, a Tennessee limited liability company ("RSI") and Rehab MedEquip, Inc., a Tennessee corporation ("Rehab") and TWH's ownership interest in RSI and agrees that such ownership interests, as adjusted upward or downward from time to time after the Closing, shall not constitute a violation of the foregoing covenant not to compete. Purchaser further agrees that none of the Sellers shall be deemed, at any time, to be in violation of the foregoing covenant not to compete as a result of the following activities: (i) the conduct of business by Rehab, including, but not limited to, the method, manner, and type of products sold, in a manner that is the same or substantially similar to the manner in which Rehab conducts its business as of the Closing Date (provided, however, that Rehab shall not hereafter engage in manufacture of any products now distributed by it) or (ii) the conduct of business by RSI, including, but not limited to, the method, manner, and type of products to be sold, in a manner that is the same or substantially similar to the manner in which RSI proposes to conduct its business as of the Closing Date (provided, however, that RSI shall not hereafter engage in manufacture of any products now distributed by it). Subject to the preceding sentence, the Sellers covenant and agree that any conflict of interest which may arise between the interests of Purchaser and Rehab or RSI shall always be resolved by Sellers in favor of Purchaser. The preceding sentence shall never be construed as requiring any of the Sellers to cause Rehab or RSI to purchase products from Purchaser when more favorable terms can be obtained for similar product from a different source. Furthermore, all agreements for purchase of product between Purchaser and Rehab or RSI shall be based on volume and shall not be more favorable to Rehab or RSI, as the case may be, than agreements with any other customer of similar volume.

          (b) Confidential Information. Neither Superior nor Sellers, or any of them, shall not, without Purchaser's prior written consent, directly or indirectly, disclose or disseminate to any person, firm or corporation or other entity or make any use of any information disclosed to or known by Superior or the Sellers as a consequence of or through (i) its prior operation of the Acquired Business or, (ii) its access to information relating to the business of Purchaser in connection with the execution of this Agreement, or the satisfaction of any of its obligations thereunder, which is not generally known in any industry in which Purchaser is or will be engaged and which is of a confidential, technical, financial or business-oriented nature, including but not limited to, any customer lists, trade secrets, plans, proposals, marketing and sales plans or techniques, financial information, costs, pricing information, trade practices, process of manufacture, or information pertaining to machines or apparatus considered, made, used, installed, experimented upon or developed by or for the Acquired Business. The foregoing covenant, to the extent it pertains to information known by Superior or the Sellers as a consequence of or through the operation of the Acquired Business prior to the Effective Date, shall automatically cease in the event of the bankruptcy, insolvency, liquidation, dissolution or cessation of business of Purchaser or the Acquired Business. Superior and Sellers, and each of them, shall not, without Purchaser's prior written consent, publish or knowingly permit to be published any material on any subject in any way relating to the business of Purchaser or any affiliate thereof.

          (c) Enforcement of Restrictions. Superior and Sellers, and each of them, acknowledges and agrees that the restrictions set forth in Sections 6.1(a) and (b) hereof are fair and reasonable and are necessarily required for the protection of the interests of Purchaser (including the value of the Assets obtained pursuant to this Agreement). Superior and Sellers, and each of them, further acknowledges that due to the nature of the Industry, of which the Acquired Business is part, a more limited geographical restriction or shorter time duration would not be reasonable or appropriate.
Sellers, jointly and severally, hereby covenant and agree with Purchaser that if any of them shall violate any of the covenants or agreements contained in this Section 6.1, then Purchaser shall be entitled to injunctive relief; such remedy to be in addition to and not in limitation of any other rights or remedies to which Purchaser shall also be able to recover from Sellers, jointly and severally, together with all reasonable costs and expenses incurred in enforcing this Covenant Not to Compete. In the event that, notwithstanding the foregoing, any part of this Covenant Not to Compete shall be determined to be unenforceable, the remaining parts hereof shall nevertheless continue to be valid and enforceable as though the invalid and unenforceable part had not been included herein. In the event that any provisions of this Covenant Not to Compete relating to the time period and/or area of restriction shall be declared by a court of competent jurisdiction to exceed the maximum time periods or areas which such court deems reasonable and enforceable, such time period and/or area of restriction shall be deemed to become and thereafter be the maximum time period and/or area which such court deems reasonable and enforceable. Superior and Sellers' covenants and obligations in this Section 6.1 shall survive the Closing Date.

     6.2 Conduct of Acquired Business. At all times prior to the Effective Date, Sellers shall:

          (a) conduct the Acquired Business in the ordinary course consistent with past practices, use all reasonable efforts to keep available services of its key officers and employees and use all reasonable efforts to maintain good relationships with its customers, suppliers, distributors, vendors, agents, representatives, consultants and others having business relationships with them (collectively the "Business Contacts");

          (b) not commit or omit to do any act that would cause Superior or any of the Sellers to breach, in any material respect, any of the agreements, commitments or covenants contained in this Agreement;

          (c) continue to operate the Acquired Business substantially in the same manner as heretofore operated and to maintain the Assets in good working order, ordinary wear and tear excepted;

          (d) maintain in full force and effect the insurance policies carried on the Assets existing on the date hereof;
and

          (e) not institute any new methods of purchase, sale, lease, management, accounting or operation or engage in any transaction or activity, enter into any agreement or make any commitment that will materially affect the operation or use of the Assets after the Closing, except in the ordinary course consistent with past practices.

     6.3 Maintain Acquired Business as a Going Concern, etc. Prior to the Effective Date, and subject to Section 6.2, Sellers shall conduct the Acquired Business in all material respects in the ordinary and usual course, consistent with past practices. Sellers shall use reasonable efforts to preserve the goodwill of the Business Contacts.

     6.4 Governmental Filings and Submissions. Sellers will make all filings required to be made by them in connection with the purchase and sale of the Acquired Business as contemplated hereby under any applicable law or regulation and will promptly respond to any governmental request or inquiries relating to such filings.

     6.5 Satisfaction of Conditions. Sellers shall use all reasonable efforts to cause all conditions precedent to Purchaser's obligations hereunder to be satisfied on or before the Effective Date.

     6.6 Provide Information. Superior and Sellers shall provide to Purchaser all information relating to the Acquired Business requested by Purchaser or any Affiliate which is within Sellers or Superior's possession and reasonably necessary for the preparation of any of the documents or other materials necessary to effectuate the consummation of the transactions contemplated by this Agreement.

     6.7 Purchaser's Right of Off-set. As an additional remedy for breach by Sellers and/or Sellers of any of their respective representations and warranties set forth in this Agreement, including amounts in excess of the $250 limitation as to claims involving equipment under Section 3.16(b), above, Purchaser may, pursuant to Section 10.5 of this Agreement, off-set its expenses and costs incurred in connection with and arising out of such breaches and reduce the amount otherwise payable to Sellers under the Note, with such offsets, if any, being applied to installments due under the Note in the inverse order of their maturity.

     6.8 Requirement of Unqualified Audit. The Audited Financials shall not contain any qualified opinion of the auditors preparing them. Sellers agree that if an unqualified opinion cannot be obtained hereafter for both audit periods covered by such Audited Financials, Purchaser shall have the right to unwind the transactions contemplated by this Agreement.

     6.9 Credits Upon Early Termination of Certain Sellers. As a condition for Purchaser to enter into this Agreement, HAH and TWH have covenanted and agreed to enter into employment agreements with Purchaser. Such agreements (collectively, the "Employment Agreements") are for terms of five (5) years. To the extent the employment of either of these Sellers is terminated within the first three years of the contract term of such Employment Agreements, as defined therein, Purchaser shall not be required to repay and there shall be credited against the outstanding balance then due and owing on the Note, an amount equal to a percentage of the pro-rata interest of such Seller in the original principal amount of the Note (the "Original Amount"), as evidenced by such employee's ownership interest in Superior at the time it filed Articles of Dissolution, as follows:

          (a) If employment of HAH or TWH terminates at any time during the twelve months following the execution of this Agreement, then the credit shall be equal to 47.5% of the Original Amount applied against the total balance due and owing under the Note at such time as to such terminating employee;

          (b) If employment of HAH or TWH terminates at any time during second twelve months, then the credit shall be equal to 35.625% of the Original Amount applied against the total balance due and owing under the Note at such time as to such terminating employee; and

          (c) If employment of HAH or TWH terminates at any time during the third twelve months, then the credit shall be equal to 23.75% of the Original Amount applied against the total balance due and owing under the Note at such time as to such terminating employee;

provided, in each case, however, that no penalty permitted to be assessed by Purchaser under this Section 6.9 shall be assessed if termination of employment is due to death, disability, or termination without cause by Purchaser, or in the event of bankruptcy, dissolution, or liquidation of Purchaser.

     6.10 Use of Trade Names, Trademarks, Service Marks, Etc. Following the Effective Date, Sellers shall immediately cease and desist from any further use of the name "Superior Orthopaedic" or any derivative thereof, as well as from the use of any of the other trade names, trademarks or service marks or other intellectual property sold to Purchaser under this Agreement. Superior shall file amendments to Superior's charter and such other instruments reasonably required to comply with this covenant and shall provide copies of such instruments and related documents to Purchaser promptly after filing.

     6.11 Continuation of Lease. The oral month to month lease for the premises at 6129 Hunter Road utilized in the Acquired Business will be confirmed and continue on its prior terms for a period of at least 120 days following the Effective Date.

                         ARTICLE VII
             ADDITIONAL AGREEMENTS OF PURCHASER

     7.1 Governmental Filings and Submissions. Purchaser will make all filings it is required to make in connection with the purchase and sale contemplated hereby under any applicable law or regulation and will furnish Sellers copies of all such reports promptly after the same are filed, and will promptly respond to any governmental requests or inquiries relating to such filings to the extent it is required to do so in the opinion of counsel.

     7.2 Satisfaction of Conditions. Purchaser shall use all reasonable efforts to cause all conditions precedent to Sellers' obligations hereunder to be satisfied on or before the Effective Date.

     7.3 Adequate Assurance of Future Performance. Purchaser shall use all reasonable efforts to provide adequate assurance of future performance of the assumed Acquired Leases and the Assumed Liabilities.

     7.4 Financing. Purchaser shall use its best efforts to obtain financing to fulfill its obligations under this Agreement. Such financing may be in the form of debt or equity funding, or a combination thereof, all subject to the prior approval of the Purchaser's Board of Directors, primary lender and investment banker.

     7.5  Assumed Liabilities, Etc..  After the Closing Date,
Purchaser shall fully pay, perform and observe all Assumed
Liabilities and Assumed Leases as and when such payment, performance or observance is due.

     7.6  Taxes.  All transfer or other similar taxes
(excluding any income or franchise tax liability of Sellers) payable to any jurisdiction by reason of the sale and transfer of the Assets pursuant to this Agreement shall be paid by the Purchaser.

     7.7 Vacation Policy. Former employees of Superior and Sellers who will continue with the Acquired Business following the Effective Date will receive from Superior and/or Sellers all currently accrued vacation and absent time paid in full through April 30, 1996. Following the Effective Date, such continuing employees will accrue vacation time pursuant to Purchaser's policies and procedures, commencing as of the Effective Date, for use in 1997. For purposes of calculating eligibility for such benefits, Purchaser will recognize past years of service of continuing employees with Superior and/or Sellers. Accrual and use of vacation time shall be subject in every case to the policies and procedures of Purchaser as from time to time in effect following the Effective Date.

                        ARTICLE VIII
    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF PURCHASER

     The obligations of Purchaser hereunder are subject to the fulfillment or waiver by it in writing, prior to or at the Effective Date, of each of the following conditions:

     8.1 Representations. The representations and warranties of Sellers and Superior contained in Article III shall be true and correct in all material respects at and as of the Effective Date.

     8.2 Performance. Sellers and Superior shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by Sellers and/or Superior, as the case may be, prior to or at the Effective Date.

     8.3  Superior's and Sellers' Certificates.  Superior and
Sellers shall have delivered to Purchaser certificates dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 8.1 and 8.2.

     8.4 Consents. All necessary governmental consents to the consummation of the purchase and sale contemplated hereby shall have been obtained.

     8.5 Employment Agreements. HAH and TWH shall have executed and delivered the Employment Agreements in the form of Exhibits 2.2(d)(i)A and 2.2(d)(i)B, respectively.

     8.6  Approval by Board of Directors of Purchaser.
Purchaser shall have received all required authorizations and approvals to undertake this transaction from its Boards of Directors.

     8.7 Approval by Counsel for Purchaser. All actions, proceedings, instruments or other legal matters required to consummate the transactions contemplated by this Agreement, shall have been approved by counsel to Purchaser, provided that the approval of such counsel shall not be unreasonably withheld.

     8.8 Financing. Purchaser shall have obtained sufficient financing, either in the form of debt or equity funding, or a combination thereof, on reasonable terms satisfactory to and accepted and approved by each of the Board of Directors, investment banker (Joseph Charles & Assoc.) and primary lender (Zion's First National Bank, N.A.) of the Purchaser.

     8.9 Audits and Audited Financials. The Audits shall have been completed and the Audited Financials delivered to Purchaser and such Audited Financials shall not contain any material change in the financial condition of Superior or the Acquired Business since September 30, 1995. To the extent there is a material adverse change in condition of Superior or the Acquired Business as disclosed by the Audits, Purchaser shall have the rights of off-set described in Section 6.7, above, and in the Note.

     8.10 No Threat of Litigation. Neither Superior nor any of the Sellers shall not be a party to or be threatened with any litigation or administrative proceeding relating to this Agreement, or the transactions contemplated hereby, which, in the reasonable judgment of Purchaser, would materially affect the desirability of executing this Agreement or consummating the transactions contemplated by this Agreement.

     8.11 Opinion from Counsel for Sellers and Superior. Purchaser shall have received an opinion dated as of the Closing Date from Shumacker & Thompson, P.C., counsel to Sellers and Superior. In the preparation of the opinion, such counsel shall be permitted to assume that, with respect to the agreements governed by the laws of a state other than Tennessee, the relevant laws of such state are identical to the laws of Tennessee. The opinion shall address the following:

          (a) Superior was a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee prior to the filing of the Articles of Dissolution.

          (b) Superior has the corporate power and Sellers have the power and authority to enter into this Agreement and to consummate the transactions contemplated hereby.

          (c) All corporate actions required to be taken by Superior to approve this Agreement and the transactions contemplated hereby and to authorize execution and delivery of this Agreement and the performance by Superior of its obligations hereunder, including, without limitation, approval of such by Superior's Board of Directors and shareholders, are consistent with applicable provisions of the Tennessee Business Corporation Act, have been duly and properly taken, and no further corporate action or approval is required in order to permit Superior to consummate the transactions contemplated hereunder.

          (d) This Agreement and all related agreements and documents attached hereto have been duly executed and delivered by Superior and the Sellers and constitute legal, valid and binding obligations of Superior and the Sellers enforceable in accordance with their respective terms (subject to the effect of general principles of equity, the effect of applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, affecting the rights and remedies of creditors, but excluding any presently pending proceedings and such other exceptions as Sellers' counsel may reasonably request), provided, however, such counsel shall not be required to give any opinion as to the enforceability of the duration or scope of the non-competition agreements contemplated by this Agreement.

          (e) The instruments of transfer of the Assets from Sellers to Purchaser have been duly executed and delivered by Sellers, and are legal, valid and binding instruments enforceable in accordance with their terms, subject to the exceptions noted above.

          (f) To the best knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the sale and delivery of the Assets, or if any such consent, approval, authorization or order is so required (the nature of which shall be described in the opinion), the same has been obtained.

          (g) As to such other matters incident to the transaction as Purchaser may upon due notice reasonably request.

     8.12 Superior's Good Standing, Etc. Superior shall have obtained for Purchaser with respect to Superior, a Certificate of Existence, Certified Charter, as amended, and Bylaws.

     8.13 Certificates of Authority. Sellers shall have furnished to Purchaser:

          (a) a copy, certified by an authorized officer of Superior, of resolutions duly adopted by the Board of Directors of Superior authorizing this Agreement and the transactions contemplated hereby; and

          (b) a copy, certified by an authorized officer of Superior, of resolutions duly adopted pursuant to a duly noticed meeting or other procedure allowed by law by the shareholders of Superior authorizing this Agreement and the transactions contemplated hereby.

                         ARTICLE IX
          CONDITIONS TO THE OBLIGATIONS OF SELLERS

     The obligations of Sellers hereunder are subject to the fulfillment or waiver by Sellers in writing, prior to or at the Effective Date, of each of the following conditions:

     9.1 Representations. The representations and warranties of Purchaser contained in Article IV of this Agreement shall be true and correct in all material respects at and as of the Effective Date.

     9.2 Performance. Purchaser shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied by it prior to or at the Effective Date.

     9.3 Purchaser's Certificate. Purchaser shall have delivered to Sellers a certificate of their President or a Vice President, dated as of the Closing Date, certifying the fulfillment of the conditions specified in Sections 9.1 and 9.2.

     9.4 Consents. All governmental consents necessary to the consummation of the purchase and sale contemplated hereby shall have been obtained.

     9.5 Approval by Counsel for Sellers. All actions, proceedings, instruments or other legal matters required to consummate the transactions contemplated by this Agreement, shall have been approved by counsel to Sellers, provided that the approval of such counsel shall not be unreasonably withheld.

     9.6 Opinion from Counsel for Purchaser. Sellers shall have received an opinion dated as of the Closing Date of Durham, Evans, Jones & Pinegar, P.C., counsel to Purchaser, satisfactory to counsel to Sellers, to the effect that:

          (a) Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah and is qualified to transact business and is in good standing under the laws of the State of Tennessee.

          (b) Purchaser has full power, authority and legal right to enter into this Agreement, to consummate the transactions contemplated hereby, to own and use its assets and properties and to conduct its business as now being conducted.

          (c) All corporate actions required to be taken by Purchaser to approve this Agreement and the transactions contemplated hereby and to authorize the execution and delivery of this Agreement, and the performance by Purchaser of its obligations hereunder, have been duly and properly taken, and no further action or approval is required in order to permit Purchaser to consummate the transactions contemplated hereby.

          (d) This Agreement and all related agreements and documents attached hereto have been duly executed and delivered by Purchaser and constitute legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms (subject to the availability of the discretionary remedy of specific enforcement and, as to the enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws from time to time in effect, but excluding any presently pending proceedings); provided, however, such counsel shall not be required to give an opinion as to the enforceability of the non-competition agreements contemplated by this Agreement.

          (e) The authorized capital stock of Purchaser consists of 50,000,000 shares of Common Stock, no par value per share, of which 7,964,397 shares have been duly issued, are outstanding, are free of preemptive rights of others and are fully paid and nonassessable, and 5,000,000 shares of Preferred Stock, no par value per share, none of which have been issued; and 537,131 shares of Common Stock are issuable upon the exercise of employee stock options.

          (f) To the knowledge of said counsel, except for 150,075 shares under option to Gene Morgan Financial, Purchaser is not a party to or bound by any outstanding option, warrant or other right to subscribe for or purchase from it, or any plans, contracts or commitments providing for the issuance of, or the granting of rights to acquire, any capital stock of, or securities convertible into or exchangeable for, capital stock of Purchaser, except as disclosed in the Form 10-Q of Purchaser for the period ending December 31, 1995.

          (g) To the knowledge of such counsel, no litigation or other proceeding against Purchaser or any of its properties is pending or overtly threatened by a written communication to Purchaser which might materially and adversely affect or impair Purchaser's business or condition, financial or otherwise, except as covered by insurance or as disclosed on
Exhibit 4.3.

          (h) The Shares issuable at the Closing will be duly authorized and validly issued, free of preemptive rights of others, and fully paid and nonassessable.

          (i) Such other matters as counsel for Sellers may reasonably request.

     9.7 Certificates of Authority. Purchaser shall have furnished to Sellers:

          (a) A certificate of the Secretary of State of Utah dated as of a date not more than twenty (20) days prior to the Effective Date, attesting to the organization and good standing of Purchaser; and

          (b) A copy, certified by an authorized officer of Purchaser, of resolutions duly adopted by the Board of Directors authorizing this Agreement and the transactions contemplated hereby.

     9.8 Releases. Purchaser shall pay immediately following Closing or shall have obtained from Pioneer Bank ("Pioneer") and First Tennessee Bank ("FTB") full releases of all liability of Sellers with respect to any indebtedness of Sellers to Pioneer and FTB that is to be assumed by Purchaser as of the Effective Date. Following payment of such obligations, Sellers shall file or cause to be filed, appropriate forms to terminate all liens related to such obligations, including, without limitation, the following:

          (a)  UCC-1 Financing Statement filed with the
Tennessee Secretary of State on March 22, 1991, bearing File
No. 864228.

          (b)  UCC-1 Financing Statement filed with the
Register's Office of Hamilton County, Tennessee, on April 1,
1991, bearing File No. C62597.

          (c)  UCC-1 Financing Statement filed with the
Clerk's Office, Catoosa County, Georgia, Superior Court on
June 10, 1992, bearing File No. 92-20340.



                          ARTICLE X
                       INDEMNIFICATION

     10.1 Indemnification by Sellers. Except as otherwise limited by this Article X, Sellers hereby agree to defend, indemnify and hold harmless, Purchaser and its Affiliates, representatives, agents, attorneys and successors and assigns, against and in respect of:

          (a) any and all losses, damages, deficiencies or liabilities resulting from any and all (A) misrepresentations or breaches of warranty, agreement or undertaking hereunder on the part of Superior and/or Sellers as contained in Article III hereof, and (B) failures by Superior or Sellers to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

          (b)  any and all Liabilities which are not Assumed
Liabilities or Liabilities associated with the Acquired
Leases;

          (c) non-compliance by Sellers with any applicable laws for the protection of creditors generally regarding bulk transfers;

          (d) any transfer, property, sales, use or other Taxes of Superior or Sellers under federal, state, local or foreign law, incurred prior to the Effective Date, or any income tax liability of Superior or Sellers under such laws, arising from the transfer of the Assets;

          (e) any and all losses, damages, deficiencies or liabilities resulting from any claims against Purchaser or its Affiliates arising in connection with death, personal injury, other injury to persons, property damage, losses or deprivation of rights (whether based on statute, negligence, breach of warranty, strict liability or any other theory) caused by or resulting from, directly or indirectly, any defect or claimed defect in or with respect to any products manufactured or shipped or services performed for customers by Superior or Sellers before the Effective Date;

          (f) any and all losses, damages, deficiencies or liabilities resulting from any legal proceedings against Purchaser and/or its Affiliates arising out of or in connection with events occurring prior to the Effective Date relating to the operation of the Acquired Business;

          (g) any and all claims, demands or actions by any Person, including but not limited to those Persons who are parties to distributorship agreements with Superior or Sellers, that they have rights acquired from or under Superior or Sellers to own, operate, license, sell or otherwise utilize any process or product based upon, relating to or derived from the Acquired Intellectual Property and any and all Losses resulting therefrom; and

          (h) any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable outside attorneys' fees, incident to any of the foregoing or such indemnification.

     10.2 Indemnification by Purchaser. Except as otherwise limited by this Article X, Purchaser hereby agrees to defend, indemnify and hold harmless, Superior and Sellers and their respective Affiliates, representatives, agents, attorneys and successors and assigns against and in respect of:

          (a) Any and all losses, damages, deficiencies or liabilities resulting from any and all (i) misrepresentations or breaches of warranty, agreement or undertaking hereunder on the part of Purchaser as contained in Article IV hereof, and
(ii) failures by Purchaser to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

          (b) Any and all Liabilities incurred by Superior or any of the Sellers in respect of Assumed Liabilities, Liabilities associated with Acquired Leases, or Liabilities of the Acquired Business accruing after the Effective Date;

          (c)  Any Taxes of Purchaser relating to the Acquired
Business under federal, state, local or foreign law, accruing after the Effective Date;

          (d) Any and all losses, damages, deficiencies or liabilities resulting from any claims against Superior or any of the Sellers arising in connection with death, personal injury, or other injury to persons, property damage, losses or deprivation of rights (whether based on statute, negligence, breach of warranty, strict liability or any other theory) caused by or resulting from, directly or indirectly, any defect or claim of defect in or with respect to any products manufactured or services performed for customers by Purchaser on or after the Effective Date;

          (e) Any and all losses, damages, deficiencies or liabilities resulting from any legal proceedings against Superior or any of the Sellers arising out of or in connection with events occurring after the Effective Date relating to the operation of the Acquired Business; and

          (f) Any and all actions, suits, proceedings, claims, liabilities, demands, assessments, judgments, costs and expenses, including reasonable outside attorneys' fees, incident to any of the foregoing or such indemnification.

Such losses, damages, deficiencies or liabilities described in Sections 10.1 and 10.2 above are hereinafter referred to individually as a "Loss" or collectively as "Losses." For purposes of the balance of this Article X, any party claiming indemnification under Sections 10.1 or 10.2 is referred to as an "Indemnitee" and any party upon whom the claim for indemnification is made under Sections 10.1 or 10.2 will be referred to as an "Indemnitor."

     10.3 Term of Indemnification. Any Indemnitor shall not have any liability under this Agreement with respect to any breach of the representations, warranties, matters of indemnification and covenants made herein, or in any documents collateral hereto, for any claim made by any Indemnitee of which notice is given after the expiration of eighteen (18) months from the Effective Date; provided, however, that nothing in this Section 10.3 shall be construed as limiting the rights and obligations of the parties to this Agreement after the expiration of eighteen (18) months to the extent necessary to accomplish the preservation of those rights and obligations of the parties that are intended by the terms of this Agreement and any documents collateral hereto to be preserved following the expiration of eighteen (18) months from the Effective Date, including, but not limited to, the rights and obligations of the parties under the Employment Agreements, the Registration Rights Agreement, the Note, the Security Agreement and under Section 2.3(c), Section 6.1,
Section 6.9, Section 6.10, Article XII and Article XIII of this Agreement.

     10.4 Recoveries. The amount of any payment with respect to Losses which Purchaser or its Affiliates shall have suffered or incurred shall be limited as follows:

          (a) The extent to which the aggregate sum of any payments constituting the Losses which are not required to be paid by such Indemnitee to a third party for more than twelve
(12) months following the date upon which the amount and Indemnitors' responsibility therefor is determined shall be discounted to its present value, with such present value being computed as of the date of such determination by using a discount rate, compounded annually, equal to the rate of interest announced from time to time by Chase Manhattan Bank, N.A. as its prime or base rate (the "Base Rate") in effect as of such date; provided, however, that Indemnitee may elect in its sole discretion instead to have such payments constituting the Losses paid by Indemnitors as they become due.

          (b) There shall be netted from such payment the amount of any insurance proceeds or other cash receipts of a like nature paid to such Indemnitee as an offset against such Losses (and no right of subrogation shall accrue to any insurer hereunder, except as required by statute or pursuant to contract).

          (c) There shall be netted from such payment the amount paid to such Indemnitee pursuant to any indemnification from an unrelated party with respect to such Losses.

          (d) The Indemnitors shall not be liable under the indemnification provisions of Section 10.1 to the extent that:
(i) such Loss results from returns or allowances in the ordinary course of business; (ii) such Indemnitee realizes any tax benefit as a result of such Loss; or (iii) such Loss arises after the Effective Date solely by reason of any act or omission of such Indemnitee after the Effective Date.

     10.5 Method of Asserting Claims.

          (a) Notice must be given of facts which are the basis of an indemnification claim under this Article X promptly after the Indemnitee becomes aware of the possibility that such facts could be reasonably expected to form the basis of an indemnification claim and within the time period set forth in Section 10.3 above.

          (b) The Indemnitee shall provide the Indemnitor as promptly as practical thereafter with information and documentation reasonably requested by the Indemnitor to support and verify the Loss. If the facts pertaining to a Loss arise out of the claim of any third party ("Third Party Claim"), subject to rights of or duties to any insurer or any other third person having liability therefor, then the Indemnitor may assume the defense thereof by prompt written notice to the Indemnitee, including the employment of counsel or accountants at the Indemnitor's cost and expense. No such Third Party Claim may be settled by the Indemnitor or the Indemnitee without the written consent of the other, which may not be unreasonably withheld. If any such settlement offered to, or offered by, the Indemnitor, which is otherwise acceptable to the party making the Third Party Claim, shall not be approved by the Indemnitee, the Indemnitor shall be relieved of liability for such claim above the amount offered in settlement; and in such event, if the Indemnitor is carrying on the defense of the said Third Party Claim, the Indemnitor may at its option require either (i) reimbursement of reasonable legal fees and reasonable expenses paid by the Indemnitor after the time of the refusal by the Indemnitee to approve such settlement, or (ii) require the Indemnitee to assume the continued defense of the claim at the Indemnitee's expense. All parties hereto shall cooperate in the defense of any claims which may result in Loss or Losses, and shall furnish such records, information and testimony, and attend such conferences, discovery proceedings, hearings, trials, and appeals, as may be reasonably requested in connection therewith. Upon payment of any Loss, the Indemnitor shall be subrogated to all rights and remedies of the Indemnitee as to such Loss. The notice and opportunity to defend a Third Party Claim required by this Section 10.5 shall be conditions precedent to the liability of the Indemnitor under this
Section 10.5 as to such Third Party Claim.

          (c) When a Loss not arising from a Third Party Claim is paid or is otherwise fixed or determined, then the Indemnitee shall give the Indemnitor notice of such Loss, in reasonable detail and specifying the amount of such Loss, and the Sections of this Agreement upon which the claim for indemnification for such Loss is based. This notice shall be in addition to the notice required under Section 10.5(a) above, but the notices under this Section 10.5(c) and under such Section 10.5(a) may be given simultaneously and in a single instrument when appropriate and in compliance with both provisions. If the recipient of the notice desires to dispute such claim, it shall, within thirty (30) days after receipt of notice of the claim of Loss against it pursuant to this
Section 10.5(c), give counternotice, setting forth the basis for disputing such claim to the Indemnitee. If no such counternotice is given within such 30-day period or if the Indemnitor acknowledges liability for indemnification, then such Loss shall be promptly satisfied.

          (d) Upon final determination of a Loss hereunder for which Purchaser is entitled to indemnification under this
Article X, Purchaser shall be first required to offset the amount of such Loss against the Note, such offsets to be in the inverse order of the installments due under the Note.

                         ARTICLE XI
                EFFECTIVE DATE BALANCE SHEET

     Not later than thirty (30) days after the Effective Date, Purchaser, at its expense, shall cause Purchaser's independent public accountants, KPMG Peat Marwick, or their successors to furnish to Sellers and Purchaser a balance sheet of the Acquired Business (the "Closing Balance Sheet") as of the

Effective Date. Purchaser's independent public accountants shall permit Sellers' independent public accountants to be present while the Closing Balance Sheet is being prepared.
The Closing Balance Sheet shall be prepared in accordance with GAAP consistent with Sellers and Superior's past practice in connection with the Acquired Business adjusted to reflect the elimination of all Liabilities other than Assumed Liabilities or any Liabilities as associated with the Acquired Leases. Notwithstanding anything in this Agreement to the contrary, at the election of Purchaser, the Closing may be made in escrow, with all executed documents and agreements, etc., funds and securities to be held in trust by counsel for Purchaser, pending the completion of the Closing Balance Sheet and the satisfaction of all other conditions precedent to Closing as contained in this Agreement. In such event, the parties will enter into an escrow agreement in the form provided in the attached Exhibit 11, by this reference made a part hereof and incorporated herein.

                         ARTICLE XII
                           RECORDS

     On the Closing Date, Sellers shall deliver or cause to be delivered to Purchaser possession of all Records in the possession of Sellers necessary for or relating to the operations of the Acquired Business. Purchaser shall make the Records available to Sellers upon their request until December 31, 2001. If either party desires to destroy the Records after December 31, 2001, the party desiring to destroy the records shall notify the other party in writing. Within fifteen (15) days of the receipt of such notice, the party receiving said notice may request, in writing, that the other party retain the records for an additional year from the date of such notice.

                        ARTICLE XIII
                   SURVIVAL OF OBLIGATIONS

     Except as otherwise set forth herein, all representations, warranties and agreements contained in this Agreement or in any exhibit, schedule, certificate or other agreement delivered pursuant hereto shall terminate on the Effective Date.

                         ARTICLE XIV
                  TERMINATION OF AGREEMENT

     14.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and abandoned at any time prior to the Effective
Date:

          (a) by written mutual consent of Sellers and Purchaser;

          (b) by either Sellers or Purchaser if the purchase and sale contemplated hereby shall not have been consummated on or before June 30, 1996, unless such failure to consummate the transaction shall have been caused by willful breach of this Agreement by the party seeking termination;

          (c) by either Sellers or Purchaser if the other party is in material breach of this Agreement and such party fails to cure such breach within ten (10) Business Days of receiving written notice thereof; or

          (d) by Purchaser in the event Purchaser determines subsequent to the date hereof that the value of the Assets is materially less than set forth in the Financial Statements.

     14.2 Effect of Termination. In the event of any termination of this Agreement, this Agreement shall become void and have no effect, except that,

          (a) the provisions of Sections 5.4 and 15.10 (first two sentences) shall survive any such termination, and

          (b) a termination pursuant to Sections 14.1(b) or 14.1(c) of this Agreement shall not relieve the breaching party from liability for any uncured, intentional and willful breach of a representation, warranty, covenant or agreement contained herein giving rise to such termination.

                         ARTICLE XV
                        MISCELLANEOUS

     15.1 Applicable Law. This Agreement and the rights and obligations of the parties hereto shall be governed, construed and enforced in accordance with the laws of the State of Utah
(except for the conflicts of laws rules of such State).

     15.2 Benefit. This Agreement shall be binding upon and shall inure to the exclusive benefit of the parties hereto. This Agreement is not assignable without the written consent of all parties hereto, and is not intended to, nor shall it, create any rights in any other party, provided that Purchaser may, at its sole discretion, perform its obligations hereunder and effect the purchaser of the Assets through a wholly-owned subsidiary corporation or Affiliate established for the purpose of purchasing and operating the Acquired Business, and, provided further that the Purchaser may assign its rights hereunder which survive the closing to any of its lender(s) without the consent of Sellers.

     15.3 Waiver. Neither the failure nor any delay on the part of any party hereto in exercising any rights, power or remedy hereunder shall operate as a waiver thereof, or of any other right, power or remedy; nor shall any single or partial exercise of any right, power or remedy preclude any further or other exercise thereof, or the exercise of any right, power or remedy. Except as expressly provided herein, no waiver of any of the provisions of this Agreement shall be valid unless it is in writing and signed by the party against whom it is sought to be enforced.

     15.4 Further Assurances. Each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

     15.5 Entire Agreement. This Agreement, the Schedules and Exhibits hereto, each of which is deemed to be a part hereof, and any certificates executed and delivered by the parties pursuant to this Agreement, constitute the entire agreement and understanding between the parties hereto, and it is understood and agreed that all undertakings, negotiations and agreements heretofore had between the parties are merged herein. This Agreement may not be modified orally, but only by an agreement in writing signed by Sellers and Purchaser.

     15.6 Notices. Any and all notices or other communications required or permitted under this Agreement shall be in writing and shall be deemed sufficient when delivered personally or by facsimile transmission, overnight courier or by United States certified mail, return receipt requested, at the address of such party set forth below or to such other address as the party shall have furnished in writing in accordance with this Section 15.6:

          If to Sellers:

               H. Allen Hughes, Jr.
               9203 Cobblestone Hill Drive
               Ooltewah, Tennessee 37363

               Herbert A. or Betty D. Hughes
               647 Council Drive
               Marietta, Georgia 30067

               Thomas W. Hughes
               9204 Waconda Shore Drive
               Chattanooga, Tennessee 37416

               With a copy to:

               Shumacker & Thompson, P.C.
               Suite 500, First Tennessee Building
               701 Market Street
               Chattanooga, TN 37402
               Attn:  John K. Culpepper, Esq.



          If to Purchaser:

               Dynatronics Corporation
               7030 Park Centre Drive
               Salt Lake City, Utah 84121
               Attn:  Kelvyn H. Cullimore, Jr.

               With a copy to:

               Durham, Evans, Jones & Pinegar
               50 South Main, Suite 850
               Salt Lake City, Utah  84144
               Attn:  Kevin R. Pinegar, Esq.

     15.7 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the balance of this Agreement shall remain in full force and effect and this Agreement shall be construed in all respects as if such invalid, illegal or unenforceable provision were omitted. If any provision is unapplicable to any person or circumstance, it shall, nevertheless, remain applicable to all other persons and circumstances.

     15.8 Headings, Gender, Etc.. Any paragraph headings in this Agreement are for convenience of reference only and shall be given no effect in the construction or interpretation of this Agreement or any provisions thereof. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all of the genders; the singular shall include the plural and the plural shall include the singular.

     15.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and which together shall constitute one and the same instrument.

     15.10 Expenses. Unless otherwise provided herein, Sellers and Purchaser shall each bear all expenses incurred by each of them in connection with the preparation, performance and consummation of the transactions contemplated by this Agreement. Purchaser will pay the professional fees of KPMG Peat Marwick incurred in connection with the Audits of Superior's financial statements as required by this Agreement. Sellers shall not cause any expense relating to this transaction to be paid from Superior's or the Acquired Business' funds.

     15.11 Specific Performance. The parties hereto shall be entitled to specific performance of this Agreement, in addition to all other remedies to which they may be entitled at law or in equity. The remedies of each party hereto under this Agreement shall be cumulative of each other and of the remedies available at law or in equity. A party's full or partial exercise of any such remedy shall not preclude any subsequent exercise by such party of the same or any other remedy.

     15.12 Facts "Known" to Sellers or Purchaser. Wherever a representation or warranty is made herein as being "to the best of knowledge," "to the knowledge of Superior or Sellers" or words to that effect, such words shall mean the actual knowledge of Sellers. Wherever a representation or warranty is made herein as being "to the best of knowledge of Purchaser" or "to the knowledge of Purchaser," or words to that effect, such words shall mean the actual knowledge of Purchaser's executive officers.

Executed the day and year first written above.

                         SUPERIOR:

                         SUPERIOR ORTHOPAEDIC SUPPLIES, INC.
                         a Tennessee corporation

                         By    /s/ H. Allen Hughes
                            ----------------------------
                         Its:  C.E.O.
                            ----------------------------

                         SELLERS:

                         /s/ Herbert Allen Hughes, Jr.
                         -------------------------------
                         Herbert Allen Hughes, Jr.

                         /s/ Thomas W. Hughes
                         -------------------------------
                         Thomas Webster Hughes

                         /s/ Betty D. Hughes
                         -------------------------------
                         Betty D. Hughes

                         /s/ Herbert A. Hughes
                         -------------------------------
                         Herbert A. Hughes

                         PURCHASER:

                         DYNATRONICS, INC., a Utah corporation

                         By  /s/ Kelvyn H. Cullimore, Jr.
                              ---------------------------
                         Its:  President
                              ---------------------------